Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195020) and on Form F-3 (No. 333-204586) of Nord Anglia Education, Inc. of our report dated 31 December 2015 relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers
Hong Kong, 31 December 2015

PricewaterhouseCoopers,22/F Prince’s Building, Central Hong Kong

T: +852 2289 8888, F: +852 2810 9888, www.pwchk.com